Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 11/19/2012 12:39 PM
Original ID: 2010-000588847
Amendment ID: 2012-001402615

Profit Corporation
Articles of Amendment

1. Corporation name:

Enviroxtract, Inc.

2. Article(s) I is amended as follows:

Article I:
Enviroxtract, Inc. will further be known as Mission Mining Company

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 11/16/2012.
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

The amendment was adopted by and was duly approved by incorporators. Shareholder approval was not required.

Received
NOV 16 2012
Secretary of State
Wyoming

OR

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

Signature: [signature]

Date: 11/16/2012
(mm/dd/yyyy)

Print Name: Jessica Roberts, on behalf of

Title: Incorporator, Wyoming Corporate Services, Inc.

Contact Person:

Daytime Phone Number:

Email:

Checklist

- [ ] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [ ] The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- [ ] Please submit one **originally signed** document and one exact photocopy of the filing.

STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **Mission Mining Company**
Old Name: **ENVIROXTRACT, INC**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **19th** day of **November, 2012**.

Max Maxfield
Secretary of State

By: Bryci Achter

Filed Date: 11/19/2012

WYOMING SECRETARY OF STATE
OFFICIAL RECEIPT
Thank you for your payment!

Amount Paid: **$50.00**
Receipt #: **709572**
Receipt Date: **November 19, 2012**
Processed By: **BRYCI ACHTER**
Corp #: **2010-000588847**
Doc Id #: **2012-001402615**

DO NOT PAY!
THIS IS NOT A BILL.

Wyoming Corporate Services, Inc.
2710 Thomes Ave
Cheyenne, WY 82001

Payment	Reference	Amount
PAD		50.00
	TOTAL PAYMENT	**$50.00** ✓

Description of Charges	Invoice #	Sec. File #	Quantity	Unit Price	Total
CFD - Corporation Filing - Domestic			1	50.00	50.00
			TOTAL CHARGES PAID		**$50.00** ✓

PAD Account: **399 - Wyoming Corporate Services, Inc.**
PAD Begin Balance: **$671.15**
PAD End Balance: **$621.15**

In Reference To:

Mission Mining Company

Comments:

SECRETARY OF STATE
State Capitol, 200 W. 24th St.
Cheyenne, WY 82002-0020

PAD or Billing Questions?
(307) 777-5343
SOSBilling@wyo.gov